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                                                                    Exhibit 21.1


                          Subsidiaries of Registrant

                        Name                                                 Jurisdiction of Organization
                        ----                                                 ----------------------------
Ancor Products, Inc.                                      California
DCW Holding, Inc.                                         Oklahoma
Del City Wire Co., Inc.                                   Oklahoma
APW Tools and Supplies, Inc. d/b/a GB Electrical and      Wisconsin
d/b/a Gardner Bender
Calterm Taiwan, Inc.                                      Nevada
Mox-Med, Inc.                                             Wisconsin
Versa Technologies, Inc.                                  Delaware
New England Controls, Inc.                                Connecticut
Nielsen Hardware Corporation                              Connecticut
APW Investments, Inc.                                     Nevada
Applied Power Investments II, Inc.                        Nevada
Columbus Manufacturing, LLC                               Wisconsin

Applied Power International Ltd.                          Nevada
Bangor Products Corp.                                     Pennsylvania
Baraboo Equipment Corporation                             Wisconsin
Enerpac Corp.                                             Wisconsin
Milwaukee Cylinder Co., Inc.                              Wisconsin
Versa Medical Technologies, Inc.                          Wisconsin
American Terminal Co.                                     Oklahoma

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
                        Name                                           Jurisdiction of Organization
                        ----                                           ----------------------------
AIC (Hong Kong) Ltd.                                      Hong Kong
AP International Corp.                                    Barbados
Apitech Europa B.V.                                       Netherlands
Actuant European S.a.r.l.                                 Luxembourg
Actuant International Corporation                         Cayman Islands
Applied Power Asia PTE Ltd.                               Singapore
Applied Power Australia Limited                           Australia
Applied Power Canada Ltd.                                 Ontario, Canada
Applied Power China Ltd.                                  China
Applied Power Distribution GmbH                           Germany
Applied Power do Brasil Equipamentos Ltda.                Brazil
Applied Power Europa B.V.                                 Netherlands
Applied Power Europe S.A.                                 France
Applied Power Export Corp.                                Virgin Islands
Applied Power GmbH                                        Germany
Applied Power Holding GmbH                                West Germany
Applied Power Hytec Sdn. Bhd.                             Malaysia
Applied Power International S.A.                          France
Applied Power International S.A.                          Switzerland
Applied Power International S.A.                          Spain
Applied Power Italiana S.p.A.                             Italy
Applied Power Japan Ltd.                                  Japan
Applied Power Korea Ltd.                                  South Korea
Applied Power (Mexico) S. de R.L. de C.V.                 Mexico
Applied Power Moscow                                      [Russia]
Applied Power New Zealand Ltd.                            New Zealand
Barry Controls GmbH                                       Germany
Enerpac Asia Pte Ltd.                                     Singapore
Enerpac B.V.                                              Netherlands
Enerpac Canada LP                                         New Brunswick, Canada
Enerpac Canada Ltd.                                       New Brunswick, Canada
Enerpac Hydraulic Technology (India) Pvt. Ltd.            India
Enerpac Limited                                           England
Enerpac S.A.                                              France
Ergun Kriko San, AA                                       Turkey
Grupo Industrial Baja Tec S.A. de C.V.                    Mexico
Matarico/Hydro-Air S.A.                                   France
Norminfo                                                  France
Pertesco Ltd.                                             United Kingdom
Power Packer do Brasil Limitda                            Brazil
Power Packer Espana S.A.                                  Spain
Power Packer Europa B.V.                                  Netherlands
Power Packer France S.A.                                  France
Shanghai Blackhawk Machinery Co. Ltd.                     China
Vera/Tek Export Company                                   Virgin Islands